Exhibit 10.1
R.J. REYNOLDS TOBACCO COMPANY
-and-
HER MAJESTY THE QUEEN IN RIGHT OF CANADA
-and-
THE PROVINCES AND TERRITORIES LISTED ON THE SIGNATURE PAGES ATTACHED HERETO

COMPREHENSIVE AGREEMENT
as of April 13, 2010

This Agreement made as of the 13 day of April, 2010
BETWEEN:
R. J. Reynolds Tobacco Company (“RJR”)

-and-

Her Majesty the Queen in Right of Canada as represented by the Minister of Revenue and the Minister of Justice (“Canada”)

-and -

Each Province and Territory listed on the signature pages attached hereto (the “Provinces and Territories”)
RECITAL
In consideration of the mutual covenants herein and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, and without any admission of liability herein, the Parties agree to settle and finally resolve all Released Claims against the Released Entities pursuant to the terms of this Agreement.
DEFINITIONS
1. The following definitions apply in this Agreement:
“Affiliate” means, with respect to any Entity, any other Entity directly or indirectly (including through intervening Affiliates) controlling, controlled by, or under common control with, such other Entity and includes, for greater certainty, future Affiliates and after-acquired Affiliates. For the purposes of this definition, “control”, when used with respect to any Entity, includes but is not limited to the power to choose a majority of the Board of Directors and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For avoidance of doubt, “Affiliate” shall not include the CTMC.

“Claim Over” means any Released Claim which the Releasing Entities may bring against any Entity, other than a Released Entity.
“CTMC” means the Canadian Tobacco Manufacturers’ Council.
“Entity” means an individual, corporation, partnership, limited liability company, association or organization and includes Governments.
“Governments” means Canada and the Provinces and Territories.
“Parties” means RJR and the Governments.
“Payment” means the amount payable in Canadian dollars pursuant to paragraph 5 of this Agreement.
“Released Claims” means (excepting only the obligations under this Agreement); all manner of civil, administrative and regulatory proceedings, actions, causes of action, suits, duties, debts, dues, accounts, bonds, covenants, contracts, complaints, claims, charges, and demands of whatsoever nature for damages, liabilities, monies, losses, indemnity, restitution, disgorgement, forfeiture, punitive damages, penalties, fines, interest, taxes, assessments, duties, remittances, costs, legal fees and disbursements, expenses, interest in loss, or injuries howsoever arising, known or unknown, to the extent provided herein, including without limitation any claims arising at common law or in equity, or under any federal, provincial or territorial statute or regulation and including all civil claims that may be allowable to the Releasing Entities within criminal or other proceedings in the form of restitution, disgorgement, forfeiture, punitive damages, penalties, fines or interest or otherwise, which hereto may have been or may hereafter arise in any way relating to, arising out of or in connection with:
(a)	any exportation, transhipment or shipment out of Canada, smuggling, importation, re-importation or transhipment into Canada or any of the provinces and territories thereof of tobacco products manufactured, distributed or sold by the Released Entities (including aiding or participating in such activities), smuggling or any conduct in any way relating to smuggling, contraband tobacco products, the exportation, importation, re-importation, transhipment or shipment of tobacco products manufactured, distributed or sold by Released Entities that were otherwise contraband, during the Relevant Period;

(b)	any failure by the Released Entities to pay taxes, duties, excise, customs or excise taxes or duties or other amounts payable on account of smuggled and/or re-imported and/or transhipped (including inter-provincial transhipments) and/or otherwise contraband tobacco products manufactured, distributed, sold by the Released Entities and/or sold, delivered or consumed in Canada, or any expenditures relating to enforcing or recovering any such tax, duty, excise or other amounts alleged to be payable, or any failure to file a return, form, account or any other required documentation in respect of such amounts (including aiding or participating in such activities) in relation to the Relevant Period; and,

(c)	any after-the-fact conduct including any oral or written statements, representations or omissions related to the matters referred to in (a) and/or (b) whether during the Relevant Period or afterward or during the negotiation of this Agreement;

(d)	for avoidance of doubt, Released Claims shall not include any claims:
(i)	whether already commenced or that may be commenced, related to the recovery of alleged health care costs, or otherwise, unless such claims arise from (a), (b) or (c) above. This Agreement does not limit the ability of a Releasing Entity to claim, in any health care cost recovery litigation, damages on an aggregated basis based on the actual incidence of smoking. For greater certainty, this Agreement does not limit the Releasing Entities’ ability to introduce and rely on evidence of smoking incidence, even if such incidence may arise out of or be related to (a), (b) or (c) above, and a Released Entity shall not raise as a defence or lead any evidence that the actual incidence of smoking or the health care costs caused or contributed to by smoking should be reduced by reason of (a), (b) or (c) above;

(ii)	against the CTMC.

“Released Entities” means RJR, the Entities listed on Schedule A, and each of their respective current and former Affiliates, and each and any of their respective direct and indirect subsidiaries, divisions, predecessors, successors and assigns, as well as with respect to all of the foregoing, each and all of their respective current and former officers, directors, agents, servants and employees, including external legal counsel, heirs, executors and assigns. For avoidance of doubt, “Released Entities” shall not include the CTMC.
“Releasing Entities” means Her Majesty the Queen in Right of Canada and in Right of each of the Provinces and on behalf of the Territories listed on the signature pages hereto, and includes for greater certainty the Canada Revenue Agency and the Canada Border Services Agency.
“Relevant Period” means the period between January 1, 1985 and December 31, 1999, inclusive.
REPRESENTATIONS AND WARRANTIES
2. RJR represents and warrants that:
(a)	the terms of this Agreement are fair and reasonable;

(b)	the execution of this Agreement has been expressly authorized by its Board of Directors;

(c)	it has obtained any and all approvals or authorizations required to enter into, execute and deliver this Agreement, to carry out its obligations hereunder, and for this Agreement to be binding upon it; and,

(d)	this Agreement has been duly executed and delivered by it and constitutes a legally binding obligation of it enforceable against it in accordance with its terms.
3. Each of the Governments warrants and represents that:
(a)	the terms of this Agreement are in the public interest and are fair and reasonable;

(b)	it has obtained any and all approvals or authorizations required to enter into, execute and deliver this Agreement, to carry out its obligations hereunder, and for this Agreement to be binding upon it;

(c)	this Agreement has been duly executed and delivered by the Government and constitutes a legally binding obligation of that Government as a Releasing Entity that is enforceable against it in accordance with its terms; and,

(d)	it has not assigned to any Entity any interest, in whole or in part, in the Released Claims.
4. Each of the Parties acknowledges that these representations and warranties are intended to be and will be relied upon and shall survive this Agreement and the Payment and continue in full force and effect for the benefit of the Releasing Entities and of the Released Entities.
PAYMENT AND TAX EFFECT OF SETTLEMENT
5. In consideration of the agreements, undertakings and obligations of the Releasing Entities under this Agreement, and otherwise subject to the terms of this Agreement, RJR shall pay to Canada, for Canada and on behalf of and as agent for the Provinces and Territories, as civil restitution, the sum of Cdn. $325 million.
6. This Agreement will become effective on the date that copies executed by RJR and each of the Governments are exchanged and RJR makes payment to Canada.
7. RJR agrees and acknowledges, on behalf of itself and all Released Entities and Affiliates, that in the event any such person is required to file an income tax return in any Canadian jurisdiction, the Payment under this Agreement shall not be tax deductible in any Canadian jurisdiction to it or any of the Released Entities or Affiliates. RJR further represents, warrants and confirms, on behalf of itself and the Released Entities and Affiliates, that this determination is firm and binding as of the date of this Agreement, that it waives any rights of objection or appeal with respect to the tax deductibility of the Payment in any Canadian jurisdiction and that no government in any Canadian jurisdiction (or the Canada Revenue

Agency) has offered or provided any assurances, rulings or agreements with respect to income taxes, which income taxes shall be calculated and remitted in the ordinary course in the event any such person is required to file an income tax return in any Canadian jurisdiction.
TOBACCO COMPLIANCE MEASURES PROTOCOL
8. RJR, on behalf of itself and its Affiliates, acknowledges that, as of the date of this Agreement, JTI-Macdonald Corp. (“JTI-MC”) has entered into a Tobacco Compliance Measures Protocol. RJR agrees and undertakes that in the event that it or any Affiliate carries on business in any Canadian jurisdiction within ten (10) years from the date of execution of this Agreement, such entity shall, and RJR shall cause such entity to, enter into a tobacco compliance measures protocol acceptable to Canada after which Canada shall confer with the Provinces and Territories.
RELEASE
9. The Releasing Entities hereby, without any further action on the part of such Releasing Entities, absolutely and unconditionally fully release and forever discharge the Released Entities from the Released Claims. Without in any way limiting the generality of the foregoing, the Releasing Entities further agree that:
(a)	in the event that a proceeding, claim, action, suit or complaint with respect to a Released Claim is brought by a Releasing Entity against a Released Entity, this release may be pleaded as a complete defence and reply, and may be relied upon in such a proceeding as a complete estoppel to dismiss the said proceeding; and,

(b)	in the event of (a), the Releasing Entity that initiated the proceeding shall be liable for all reasonable costs, legal fees, disbursements and expenses incurred by the Released Entity as a result of such proceeding.
10. The Releasing Entities agree that they will not, in any Claim Over, attempt to recover on a judgment or enforce a judgment for any quantum of liability of any Released Entity, including on a joint or several basis.

11. If any Releasing Entity makes any Claim Over, and any Released Entity (a “Claimed Over Released Entity”) is added to or required to respond to such Claim Over as a party thereto (for avoidance of doubt including as a third or subsequent party thereto), the Releasing Entity asserting the Claim Over (the “Claiming Over Releasing Entity”) will be liable to all such Claimed Over Released Entities for all reasonable costs, legal fees, disbursements and expenses incurred, and for all damages, costs, penalties, fines or interest awarded, as a result of the Claim Over, on a full indemnity scale.
12. The Released Entities shall not incur any quantum of liability to the Releasing Entities in any manner whatsoever for the conduct or omission of the CTMC or any other member thereof during the Relevant Period relating to the Released Claims.
13. RJR, on its own behalf and on behalf of its Affiliates and the Released Entities, hereby and without any further action on the part of any of them, absolutely and unconditionally fully release and forever discharge the Releasing Entities including the Governments, and for the avoidance of doubt including crown-controlled corporations and crown agencies and each of them, together with ministers, employees, agents, and the heirs, executors, successors and assigns of each as applicable, from any and all actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, claims and demands which RJR, its Affiliates and the Released Entities or any of them ever had, now have, or may hereafter have against any Releasing Entity or Government in any way relating to, arising out of or in connection with the Released Claims (excepting only the obligations under this Agreement) including but not limited to the investigation, prosecution, enforcement and/or collection by any Government of the applicable taxes, duties and/or tariffs relating to the Released Claims during the Relevant Period and further agree that if they make any Claim Over paragraphs 10 and 11 herein shall apply mutatis mutandis. This release shall not be operative in any proceeding in which a Released Claim is made (or a Claim Over results in a Released Claim being made) against RJR, its Affiliates or the Released Entities, by a Releasing Entity or by an Entity claiming through or on behalf of a Releasing Entity, including the Governments and for avoidance of doubt such Governments’ crown-controlled corporations or crown agencies.

USE OF AGREEMENT
14. The Parties acknowledge that this Agreement once executed may be public.
15. The Releasing Entities shall be estopped from relying upon this Agreement, any plea made, any statement of fact submitted or any conviction recorded in any criminal proceeding related hereto in any civil, administrative or regulatory proceeding whatsoever as evidence against any Released Entity of any liability or violation of any law.
16. The Releasing Entities acknowledge and agree that nothing contained in this Agreement, or any plea made, any statement of fact submitted or any conviction recorded in any related contemporaneous criminal proceeding shall constitute an admission by any Released Entity that it has committed a “tobacco related wrong” or a “wrong committed by a tobacco product manufacturer” within the meaning of any provincial or federal legislation, including without limitation, legislation providing for recovery of health care benefits or costs as such legislation may now or in the future read.
17. No application for or renewal of a licence, right or permit under tobacco control or taxation legislation shall be denied and no such existing licence, right or permit shall be suspended or cancelled by reason of the entering into of this Agreement, or by any plea made, any statement of fact submitted or any conviction recorded in any criminal proceeding related hereto.
18. In the event that any of the Releasing Entities or Released Entities or their representatives are subpoenaed or otherwise compelled by law to give evidence with respect to this Agreement or the Released Claims, such Releasing Entity or Released Entity shall provide notice forthwith to all other Parties.
COSTS
19. Each Party shall bear its own legal and other costs to date, including the costs of proceedings, disputes, negotiations, and inspections incurred which relate to the subject matter of the Agreement, as well as any costs incidental to the negotiation and execution of this Agreement.

INVALIDITY/SEVERABILITY AND LEGALITY
20. If any provision of this Agreement shall be held to be illegal or unenforceable, whether in whole or in part, the validity and enforceability of the remainder of the Agreement, or its validity and enforceability, as against other Parties, shall not be affected save and except that the Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the intent and purpose of such void or unenforceable provision.
COUNTERPARTS
21. This Agreement may be executed in counterparts and such counterparts, taken together, shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or electronic mail, with originals to follow shall be deemed to be originals and accepted as such.
SUCCESSION AND ASSIGNMENT
22. This Agreement shall be binding upon and shall enure for the benefit of the Releasing Entities and the Released Entities and their respective legal representatives, successors and assigns.
MODIFICATION, WAIVER AND PERFORMANCE
23. This Agreement may be modified, waived or amended only by a written agreement executed by authorized representatives of each of the Parties.
24. RJR acknowledges the separate but concurrent settlement agreement entered into as of the date hereof between JTI-MC and the Governments and the terms thereof including the obligations of JTI-MC.
25. The Parties agree to take such further acts and steps, and execute and deliver such further documents, as may be reasonably required to implement and/or give effect to this Agreement and its terms.

26. RJR covenants and agrees that RJR and its Affiliates will not conduct its business and operations in a manner so as to deliberately frustrate the objectives and performance of this Agreement.
GOVERNING LAW AND OFFICIAL LANGUAGES
27. This Agreement shall be governed by and interpreted in accordance with the laws of Ontario and the laws of Canada applicable therein.
28. Both versions of this Agreement in the official languages are equally binding, enforceable and authentic.
ARBITRATION AND DISPUTE RESOLUTION
29. It is the intention of the Parties to settle consensually, by negotiation or agreement, any disputes with respect to performance, procedure and management arising out of this Agreement.
30. Any notice of a dispute shall be delivered by RJR or Canada (as the case may be) to the other in writing and shall be dealt with in the first instance for Canada by the Director General, Excise and GST/HST Rulings Directorate, Legislative Policy and Regulatory Affairs Branch, Canada Revenue Agency and for RJR by the General Counsel or equivalent who shall promptly discuss and attempt to resolve the dispute.
31. Any dispute between the Parties to this Agreement arising out of or relating to this Agreement or any breach, clarification, or enforcement of any provision of this Agreement or any conduct contemplated herein, that remains unresolved 90 days after the date of the notice of dispute, may be referred to arbitration in accordance with the Commercial Arbitration Code (the “Code”), being a schedule to the Commercial Arbitration Act R.S.C. 1985, c. 17 (2nd Supp.). Arbitrations shall be with a sole arbitrator. The Parties will select a mutually agreeable arbitrator within 30 days of the delivery of the notice of dispute who shall serve as arbitrator in respect of any disputes hereunder, unless and until he or she becomes unable or unfit to act as arbitrator (in which case the Parties shall immediately appoint a successor arbitrator within 30 days). If the Parties are unable to agree on the arbitrator, he or she shall be appointed, upon request of a Party, by the court or other authority specified in article 6 of the Code.

32. The arbitrator shall have all of the jurisdiction of a Superior Court judge of the Province of Ontario to grant both legal and equitable remedies. The arbitrator may abridge any time limit herein for the referral of the dispute to arbitration, in his or her discretion, in the event of urgency.
33. The arbitration proceedings shall be conducted in Ottawa, unless otherwise agreed by the Parties to the dispute. Consistent with relevant law, and any applicable law governing disclosure obligations, the arbitration proceedings shall be confidential to the extent possible, and the Parties shall not disclose the nature or scope of the proceedings, or any information obtained in or arising out of the proceedings, to any third party. No amicus curiae or “friend of the court” briefs may be filed in the proceedings. RJR expressly agrees and undertakes on behalf of itself and all Affiliates that it shall not, in any proceeding, submit, argue, consent or agree that the Revenue Rule has any applicability to this Agreement or any obligations thereunder including the enforcement thereof, or that any Payment due is in respect of taxes owing to the Government of any Canadian jurisdiction or is for any other reason unenforceable. The arbitrator shall provide the rules of the proceedings and shall issue a written opinion stating the reasons for the relief granted. The Parties agree that the orders, decisions, and awards of the arbitrator shall be exclusively enforceable in the Federal Court, as a judgment of that Court, and any action to compel arbitration shall be commenced in the Federal Court.
CONFIDENTIAL NATURE OF DISCUSSIONS
34. The Parties agree that all discussions and negotiations related to or associated with this Agreement have been conducted on a strictly confidential basis and that the Parties have agreed that, prior to this Agreement becoming effective, no public disclosure of the existence of such negotiations or discussions be made.
NOTICE
35. All notices under this Agreement shall be made as follows:
(a)	to RJR at:

R.J. Reynolds Tobacco Company 401 North Main Street

Winston-Salem North Carolina 27101 U.S.A.

Attention: General Counsel Facsimile No. 336.741.0671

with a copy (which shall not constitute notice to RJR) to:

McCarthy Tétrault LLP Toronto Dominion Bank Tower 66 Wellington Street West Suite 5300 P.O. Box 48 Toronto, ON M5K 1E6

Attention: W. Niels Ortved Facsimile No. 416.868.0673

(b)	to Canada at:

Office of the Assistant Commissioner. — Assistant Commissioner Sous-Commissaire, Legislative Policy & Regulatory Affairs Branch -

Direction générale de la politique législative et des affaires Réglementaires Canada Revenue Agency — Agence du revenu du Canada 320 Queen Street Ottawa, Ontario K1A 1G1 Facsimile #: 613-957-2067

With copies (which shall not constitute notice to Canada or the Governments) to:

Assistant Deputy Attorney General The Department of Justice, Tax Law Branch 234 Wellington Street, East Tower, 8th Floor Ottawa, Ontario K1A OH8

EXECUTION
IN WITNESS WHEREOF this Agreement has been executed by the authorized representatives with effect from the date that copies executed by RJR and each of the Governments are exchanged and RJR makes payment to Canada.

R.J. Reynolds Tobacco Company

Per:	/s/ Daniel M. Delen

Name:	Daniel M. Delen
Title:	Chairman, President and Chief Executive Officer

Per:	/s/ Martin L. Holton III

Name:	Martin L. Holton III
Title:	Senior Vice President — General Counsel and Secretary

HER MAJESTY THE QUEEN IN RIGHT OF CANADA AS REPRESENTED BY THE MINISTER OF NATIONAL REVENUE
Per:	/s/ Keith Ashfield
Name:	The Honourable Keith Ashfield, P.C.
Title:	Minister of National Revenue

HER MAJESTY THE QUEEN IN RIGHT OF CANADA AS REPRESENTED BY THE MINISTER OF JUSTICE
Per:	/s/ Rob Nicholson
Name:	The Honourable Rob Nicholson, C.P., Q.C.
Title:	Minister of Justice

The Deputy Attorney General of Quebec and the Deputy Minister of Revenue of Quebec hereby execute this Comprehensive Agreement on behalf of the Gouvernement du Québec;
This Agreement constitutes a valid and binding agreement of the Gouvernement du Québec enforceable in accordance with its terms.

The Gouvernement du Québec
Per:	/s/ Michael Bouchard
Name:	Michael Bouchard
Title:	Deputy Attorney General of Québec

Per:	/s/ Francois T. Tremblay
Name:	Francois T. Tremblay
Title:	Assistant Deputy Minister of Revenue Designated to act in the stead of the Deputy Minister of Revenue of Québec

The Attorney General of the Province of Ontario hereby executes this Comprehensive Agreement on behalf of the Province of Ontario;
This Agreement constitutes a valid and binding agreement of the Province of Ontario and is enforceable in accordance with its terms.

HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF ONTARIO AS REPRESENTED BY THE ATTORNEY GENERAL OF ONTARIO
Per:	/s/ Chris Bentley
	Name:	Chris Bentley
	Title:	Attorney General of Ontario

The Minister of Justice of the Province of Nova Scotia hereby executes this Comprehensive Agreement on behalf of the Province of Nova Scotia;
This Agreement constitutes a valid and binding agreement of the Province of Nova Scotia and is enforceable in accordance with its terms.

HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF NOVA SCOTIA AS REPRESENTED BY THE ATTORNEY GENERAL OF NOVA SCOTIA
Per:	/s/ Ross Landry
	Name:	Ross Landry
	Title:	Minister of Justice

The Minister of Finance of the Province of New Brunswick hereby executes this Comprehensive Agreement on behalf of the Province of New Brunswick;
This Agreement constitutes a valid and binding agreement of the Province of New Brunswick and is enforceable in accordance with its terms.

HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF NEW BRUNSWICK AS REPRESENTED BY THE MINISTER OF FINANCE
Per:	/s/ Greg Byrne
	Name:	Greg Byrne, Q.C.
	Title:	Minister of Finance

The Minister of Finance of the Province of Manitoba hereby executes this Comprehensive Agreement on behalf of the Province of Manitoba;
This Agreement constitutes a valid and binding agreement of the Province of Manitoba and is enforceable in accordance with its terms.

HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF MANITOBA AS REPRESENTED BY THE MINISTER OF FINANCE
Per:	/s/ Rosann Wowchuk
	Name:	Rosann Wowchuk
	Title:	Minister of Finance

The Deputy Attorney General of the Province of British Columbia hereby executes this Comprehensive Agreement on behalf of the Province of British Columbia;
This Agreement constitutes a valid and binding agreement of the Province of British Columbia and is enforceable in accordance with its terms.

HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA
Per:	/s/ David Loukidelis
	Name:	David Loukidelis
	Title:	Deputy Attorney General

The Attorney General of the Province of Prince Edward Island hereby executes this Comprehensive Agreement on behalf of the Province of Prince Edward Island;
This Agreement constitutes a valid and binding agreement of the Province of Prince Edward Island and is enforceable in accordance with its terms.

HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF PRINCE EDWARD ISLAND AS REPRESENTED BY THE ATTORNEY GENERAL FOR PRINCE EDWARD ISLAND
Per:	/s/ Shauna Sullivan Curley
	Name:	Shauna Sullivan Curley, Q.C.
	Title:	Deputy Attorney General, Office of the Attorney General and Public Safety

The Minister of Finance of the Province of Saskatchewan hereby executes this Comprehensive Agreement on behalf of the Province of Saskatchewan;
This Agreement constitutes a valid and binding agreement of the Province of Saskatchewan and is enforceable in accordance with its terms.

HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF SASKATCHEWAN AS REPRESENTED BY THE MINISTER OF FINANCE
Per:	/s/ Rod Gantefoer
	Name:	Rod Gantefoer
	Title:	Minister of Finance

The Minister of Finance and Enterprise of the Province of Alberta hereby executes this Comprehensive Agreement on behalf of the Province of Alberta;
This Agreement constitutes a valid and binding agreement of the Province of Alberta and is enforceable in accordance with its terms.

HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF ALBERTA AS REPRESENTED BY THE MINISTER OF FINANCE AND ENTERPRISE
Per:	/s/ Tim Wiles
	Name:	Tim Wiles
	Title:	Deputy Minister

The Minister of Justice and Attorney General, the Minister of Finance and the Minister for Intergovernmental Affairs of the Province of Newfoundland and Labrador hereby executes this Comprehensive Agreement on behalf of the Province of Newfoundland and Labrador.

HER MAJESTY IN RIGHT OF NEWFOUNDLAND AND LABRADOR AS REPRESENTED BY THE MINISTER OF JUSTICE AND ATTORNEY GENERAL
Per:	/s/ Felix Collins
Name:	Felix Collins
Title:	Minister of Justice

HER MAJESTY IN RIGHT OF NEWFOUNDLAND AND LABRADOR AS REPRESENTED BY THE MINISTER OF FINANCE
Per:	/s/ Thomas W. Marshall
Name:	Thomas W. Marshall, Q.C.
Title:	Minister of Finance

HER MAJESTY IN RIGHT OF NEWFOUNDLAND AND LABRADOR AS REPRESENTED BY THE MINISTER FOR INTERGOVERNMENTAL AFFAIRS
Per:	/s/ Dave Denine
Name:	Dave Denine
Title:	Minister of Intergovernmental Affairs

The Minister of Finance of the Government of the Northwest Territories hereby executes this Comprehensive Agreement on behalf of the Government of the Northwest Territories;
This Agreement constitutes a valid and binding agreement of the Government of the Northwest Territories and is enforceable in accordance with its terms.

THE GOVERNMENT OF THE NORTHWEST TERRITORIES
Per:	/s/ J. Michael Miltenberger
	Name:	J. Michael Miltenberger
	Title:	Minister of Finance

The Minister of Finance of the Government of Yukon hereby executes this Comprehensive Agreement on behalf of the Government of Yukon;
This Agreement constitutes a valid and binding agreement of the Government of Yukon and is enforceable in accordance with its terms.

THE GOVERNMENT OF YUKON
Per:	/s/ Dennis Fentie
	Name:	Dennis Fentie
	Title:	Minister of Finance

The Minister of Finance of the Government of Nunavut hereby executes this Comprehensive Agreement on behalf of the Government of Nunavut;
This Agreement constitutes a valid and binding agreement of the Government of Nunavut and is enforceable in accordance with its terms.

THE GOVERNMENT OF NUNAVUT
Per:	/s/ Keith Peterson
	Name:	Keith Peterson
	Title:	Minister of Finance

SCHEDULE A
RELEASED ENTITIES
R. J. Reynolds Tobacco Holdings, Inc.
R.J. Reynolds Tobacco Co.
R.J. Reynolds Tobacco International, Inc.
Northern Brands International, Inc.